Exhibit 10.2

AMENDMENT NO. 1 TO

ASSET PURCHASE AGREEMENT

This Amendment No. 1 (the “Amendment”) to the Asset Purchase Agreement (the “Agreement”) dated April 20, 2007 by and among MOMENTA PHARMACEUTICALS, INC., a Delaware corporation (the “Buyer”), PARIVID, LLC, a Massachusetts limited liability company (the “Seller”) and S. RAGURAM, an individual (“Primary Member”) is entered into as of August 4, 2009.

Capitalized terms used in this Agreement and not defined shall have the meanings ascribed to them in the Agreement.

In consideration of the representations, warranties and covenants herein contained, the Parties agree as to amend the Agreement as set forth herein.

1.                                       Capability Build Submilestone Payment.

(a)                                  The parties acknowledge and agree that the timeline for completing the Capabilities Build Milestone as described in Section 1.4(a) of the Agreement is extended from the second (2nd) anniversary of the Closing Date to June 30, 2009.  The parties further acknowledge and agree that as of June 30, 2009, the Seller had satisfied Submilestone A and Submilestone B of the Capabilities Build Milestone.

(b)                                 The parties hereby agree that in lieu of the wire transfer from Buyer to Seller in satisfaction of Submilestone A and Submilestone B as set forth in Section 1.4(a) of the Agreement, Buyer shall (i) pay the Seller, by wire transfer to an account designated by the Seller, $500,000 within 10 days following the Submilestone Effective Date (as defined below) and (ii) issue to the Seller, pursuant to the terms of this Amendment, 91,576 shares of Buyer Common Stock (the “Submilestone Shares”).

(c)                                  Within five (5) days following either (i) the end of the time period beginning on the effective date of the Registration Statement covering the Submilestone Shares and ending fifteen (15) days thereafter, or (ii) in the event that the Registration Statement covering the Submilestone Shares is not declared effective, the end of the time period beginning on the first date that the Seller is able to sell the Submilestone Shares pursuant to Rule 144 of the Securities Act of 1933 and ending fifteen (15) days thereafter, whichever is earlier, (the “Initial Sale Period”), Seller shall provide Buyer with a report detailing that number of Submilestone Shares sold during the Initial Sale Period (“Initial Period Shares”) and the net proceeds (i.e. the sale price less broker’s commissions) from the sales of such Initial Period Shares.  In the event that such net proceeds are less than the sum of the Initial Period Shares times the last reported sale price per share of the Buyer Common Stock on the date of the Submilestone Effective Date, then Buyer shall pay by check or wire transfer to Seller, within thirty (30) days of receipt of the report, an amount equal to such difference.

2.                                       Amendments of Article VIII.

(a)                                  The definition of “Milestone Shares” set forth in Article VIII of the Agreement is hereby amended is hereby amended by deleting such section in its entirety and substituting in lieu therefor the following:

“Milestone Shares” shall mean the Submilestone Shares and the shares of Buyer Common Stock issuable upon the satisfaction of each of the M-Enoxaparin Milestone and the Second Generic Milestone.”

(b)                                 The definition of “Registration Statement” set forth in Article VIII of the Agreement is hereby amended by deleting such section in its entirety and substituting in lieu therefor the following:

“Registration Statement” shall mean a registration statement on Form S-3 or, if the Buyer is not eligible to use form S-3, Form S-1 (or such other form as the Buyer shall deem appropriate) covering the resale to the public by the Seller of the Milestone Shares or the Submilestone Shares as applicable.”

(c)                                  A new definition, “Submilestone Effective Date,” shall be added to Article VIII in appropriate alphabetical order and shall read in its entirety as follows:

“Submilestone Effective Date” shall be August 4, 2009.”

3.                                       Amendment of Section 7.1.  Section 7.1 of the Agreement is hereby amended by deleting such section in its entirety and substituting in lieu therefor the following:

“7.1  Registration of Shares.  The Buyer shall file a Registration Statement with the SEC within 90 days following the completion and satisfaction of each of the M-Enoxaparin Milestone and the Second Generic Milestone and as soon as practicable, but no later than within 30 days, after the Submilestone Effective Date.  The Buyer shall use its best efforts to cause each Registration Statement to be declared effective by the SEC as soon as practicable.  The Buyer shall as expeditiously as possible prepare and file with the SEC any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to comply with the provisions of the Securities Act (including the anti-fraud provisions thereof), and shall cause each Registration Statement to remain effective until the date one (1) year after the issuance of the Milestone Shares issued in connection with the completion and satisfaction of the M-Enoxaparin Milestone, the Second Generic Milestone, or the Submilestone Effective Date, as the case may be, or such earlier time as all of the applicable Milestone Shares covered by such Registration Statement have been sold pursuant thereto; provided, that such one-year period shall be extended to 30 months in the event that at the termination thereof the Seller is not able to sell such Milestone Shares pursuant to and in accordance with Rule 144 under the Securities Act of 1933, as such Rule may then be in effect, or any similar rule or regulation hereafter adopted by the SEC.”

4.                                       Requirements of the Seller.  Seller hereby agrees:

(a)                                  to indemnify the Buyer and each of its directors and officers against, and hold the Buyer and each of its directors and officers harmless from, any losses, claims, damages, expenses or liabilities (including reasonable attorneys fees) to which the Buyer or such directors and officers may become subject by reason of any statement or omission in the Registration Statement covering the Submilestone Shares made in reliance supon, or in conformity with, a written statement by the Seller furnished pursuant to Section 7.4 of the Agreement; and

(b)                                 to report to the Buyer sales made pursuant to the Registration Statement covering the Submilestone Shares.

5.                                       Representations of the Seller.  The Seller and the Primary Member jointly and severally represent and warrant to the Buyer that the statements contained in this Section 5 are true and correct as of the date of this Agreement.

(a)                                  Organization, Qualification and Corporate Power.  The Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts.

(b)                                 Authorization of Transaction.  The Seller has all requisite power and authority to execute and deliver this Amendment and to perform its obligations hereunder.  The execution and delivery by the Seller of this Amendment and the performance by the Seller of this Amendment and the consummation by the Seller of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary limited liability company action on the part of the Seller.  This Amendment has been duly and validly executed and delivered by the Seller and constitutes a valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms.

(c)                                  Noncontravention.  Neither the execution and delivery by the Seller of this Amendment nor the consummation by the Seller of the transactions contemplated hereby or thereby, will (a) conflict with or violate any provision of the Certificate of Organization or the Operating Agreement of the Seller, (b) require on the part of the Seller any notice to or filing with, or any permit, authorization, consent or approval of, any Governmental Entity, (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which the Seller is a party or by which the Seller is bound or to which any of its assets are subject, (d) result in the imposition of any Security Interest upon any assets of the Seller or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Seller or any of its properties or assets.

(d)                                 Shares.  (i) Seller is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities representing an investment decision like that involved in this Amendment, including investments in securities issued by the Buyer and comparable entities, and has had the opportunity to request, receive, review and consider all information it deems relevant in making an informed decision to acquire the Shares; (ii) Seller is acquiring the Shares set forth herein in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Shares or any arrangement or understanding with any other persons regarding the distribution of such Shares (this representation and warranty not limiting Seller’s right to sell pursuant to the Registration Statement or in compliance with the Securities Act); (iii) Seller has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Shares; (iv) Seller has had an opportunity to discuss this investment with representatives of the Company and ask questions of them; (vi) Seller is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act; (vii) Seller agrees to notify the Company promptly of any change in any of the foregoing information until such time as Seller has sold all of its Shares or the Company is no longer required to keep the Registration Statement effective; and (viii) Seller will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire to take a pledge of) any of the shares except in compliance with the Securities Act, the rules and regulations thereunder, and applicable state securities laws.

(e)                                  Exemption from Registration.  Seller understands that the Submilestone Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act and state securities laws and that the Company is relying upon the truth and accuracy of, and Seller’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Seller set forth herein in order to determine the availability of such exemptions and the eligibility of Seller to acquire the Shares.

(f)                                    Able to Bear Risk.  Seller understands that its investment in the Submilestone Shares involves a significant degree of risk, including a risk of total loss of its investment, and Seller has full cognizance of and understands all of the risk factors related to Seller’s purchase of the Submilestone Shares.  Seller understands that the market price of the Common Stock has been volatile and that no representation is being made as to the future value of the Common Stock.  Seller has the knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares and has the ability to bear the economic risks of an investment in the Submilestone Shares.

(g)                                 No Recommendation or Endorsement. Seller understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Submilestone Shares.

6.             Requirements of the Buyer.  With a view to making available to the Seller the benefits of Rule 144 promulgated under the Securities Act (“Rule 144”) and any other rule or regulation of the SEC that may at any time permit the Seller to sell securities of the Buyer to the public without registration or pursuant to a registration on Form S-3, the Buyer agrees to:

(a)  make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the issuance of the Submilestone Shares until six months and 15 days thereafter;

(b)  file with the SEC in a timely manner all reports and other documents required of the Buyer under the Securities Act and the Exchange Act, so long as Buyer remains subject to such requirements; and

(c)  furnish to the Seller forthwith upon request, so long as Seller owns Submilestone Shares,  (i) a written statement by the Buyer that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing the Seller of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

7.                                       Representations of the Buyer.  The Buyer represents and warrants to the Seller and the Primary Member that the statements contained in this Section 4 are true and correct as of the date of this Agreement.

(a)                                  Organization and Corporate Power.  The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  The Buyer has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

(b)                                 Authorization of the Transaction.  The Buyer has all requisite power and authority to execute and deliver this Amendment and to perform its obligations hereunder.  The execution and delivery by the Buyer of this Amendment and the consummation by the Buyer of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Buyer.  This Amendment has been duly and validly executed and delivered by the Buyer and constitutes a valid and binding obligation of the Buyer, enforceable against it in accordance with its terms.

(c)                                  Noncontravention.  Neither the execution and delivery by the Buyer of this Amendment nor the consummation by the Buyer of the transactions contemplated hereby or thereby, will (a) conflict with or violate any provision of the Certificate of Incorporation or by-laws of the Buyer, (b) require on the part of the Buyer any filing with, or permit, authorization, consent or approval of, any Governmental Entity, except for such filings with the SEC as the Buyer may deem necessary and required, (c) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party any right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which the Buyer is a party or by which it is bound or to which any of its assets is subject, except for (i) any conflict, breach, default, acceleration, termination, modification or cancellation which would not adversely affect the consummation of the transactions contemplated hereby or (ii) any notice, consent or waiver the absence of which would not adversely affect the consummation of the transactions contemplated hereby, or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Buyer or any of its properties or assets.

8.                                       Restrictions on Transferability of Securities

(a)                                  Restrictions on Transferability.  The Submilestone Shares shall not be sold, transferred, assigned or hypothecated unless (i) there is an effective Registration Statement under the Securities Act covering such Submilestone Shares, (ii) the sale is made in accordance with Rule 144 under the Securities Act, or (iii) the Company receives an opinion of counsel for the holder of the Submilestone Shares reasonably satisfactory to the Company stating that such sale, transfer, assignment or hypothecation is exempt from the registration requirements of the Securities Act, and each such case upon all other conditions specified in this Section 7.

(b)                                 Restrictive Legend.  Each certificate representing the Submilestone Shares, and any other securities issued in respect of the Submilestone Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SHARES LAWS OF ANY STATE OF THE UNITED STATES OR IN ANY OTHER JURISDICTION.  THE SHARES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER APPLICABLE SECURITIES LAWS UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.”

9.                                       Effect of Amendment.  Except as explicitly set forth in this Amendment, all of the terms and conditions of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first above written.

MOMENTA PHARMACEUTICALS, INC.

By:	/s/ Craig A. Wheeler
Name: Craig A. Wheeler
Title: President and Chief Executive Officer

PARIVID, LLC

By:	/s/ S. Raguram
Name: S. Raguram
Title:

PRIMARY MEMBER

/s/ S. Raguram
S. Raguram